                                                     Registration No. 333- _____

     As filed with the Securities and Exchange Commission on July 10, 2000
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                         WISCONSIN ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)


                    WISCONSIN                           39-1391525
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)           Identification No.)


                           231 West Michigan Street
                                P. O. Box 2949
                          Milwaukee, Wisconsin 53201
              (Address of principal executive offices) (Zip Code)

                              __________________

                 1993 Omnibus Stock Incentive Plan, as Amended
                           (Full title of the plan)

                              __________________

                                 PAUL DONOVAN
               Senior Vice President and Chief Financial Officer
                         Wisconsin Energy Corporation
                           231 West Michigan Street
                                 P.O. Box 2949
                          Milwaukee, Wisconsin 53201
                    (Name and address of agent for service)

                                (414) 221-2345
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                               BRUCE C. DAVIDSON
                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202
                                (414) 277-5000

                        CALCULATION OF REGISTRATION FEE

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                                                                           Proposed
                                                        Proposed           Maximum
  Title of Securities                                   Maximum           Aggregate              Amount of
        to be                    Amount to be        Offering Price        Offering            Registration
    Registered (1)               Registered (1)         Per Share          Price (2)               Fee
    --------------               --------------         ---------          ---------               ---
     Common Stock,
     $.01 par value             2,750,000 shares           (2)            $55,852,682          $14,745.11
================================================================================================================

(1) The 1993 Omnibus Stock Incentive Plan, as amended (the "Plan"), provides for adjustment of the number of shares issuable thereunder in the event of certain changes affecting the registrant's common stock. This registration statement therefore covers, in addition to the above stated 2,750,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment. The shares covered by the Plan may be issued upon the exercise of stock options or stock appreciation rights granted, or pursuant to stock awards made, in accordance with the terms of the Plan. Subject to adjustment as referred to above, a total of 4,000,000 shares are reserved for issuance pursuant to the Plan. As described below, 1,250,000 of such shares were registered by an earlier registration statement.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for 4,000 of the shares underlying options granted on August 23, 1999 at an exercise price of $25.188 per share (the other 26,000 shares underlying options granted on that date are covered by the earlier registration statement),
     (ii) the aggregate exercise price for the 20,000 shares underlying options granted on January 3, 2000 at an exercise price of $19.219 per share, (iii) the aggregate exercise price for the 1,000,000 shares underlying options granted on April 3, 2000 at an exercise price of $19.969 per share, (iv) the aggregate exercise price for the 100,000 shares underlying options granted on April 26, 2000 at an exercise price of $22.688 per share, and
     (v) as to the remaining 1,626,000 shares registered hereby, $20.375 per share, which is the average of the high and low sales prices of the registrant's common stock on the New York Stock Exchange Composite Tape on July 3, 2000 as reported in The Wall Street Journal. In accordance with the
                                 -----------------------
     terms of the Plan, the actual offering price for shares of the registrant's common stock covered by an option shall not be less than 100% of the fair market value of such stock on the date the option is granted.

                                    * * * * *

     This registration statement registers additional securities relating to the employee benefit plan described herein, for which an earlier registration statement on Form S-8 (Registration No. 33-65225) filed on December 21, 1995, registering 1,250,000 shares, is and shall remain effective until the remaining shares registered thereby are sold. The registrant has elected not to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective. Instead, this registration statement responds to all applicable items of Form S-8.

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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Wisconsin Energy Corporation (the "registrant") (Commission File No. 001-09057) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

         . Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendments No. 1 and No. 2 on Form 10-K/A.

         . Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         . Registrant's Current Report on Form 8-K dated April 26, 2000, and Amendment No. 1 thereto on Form 8-K/A.

         . Description of the registrant's common stock contained in the registrant's Current Report on Form 8-K dated September 1, 1999, which updates and supersedes the description of the common stock incorporated by reference in the registrant's Registration Statement on Form 8-B dated January 7, 1987, as previously updated by the Registrant's Current Report on Form 8-K dated October 31, 1991; and any future amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

        Not applicable. See fourth bullet point in Item 3 above.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Wisconsin Energy is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

          Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy's Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

          Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

          Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

          Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

          Articles V and VI of Wisconsin Energy's Bylaws provide that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy's Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

          Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following the Signatures page(s) in this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 10, 2000.

                                   WISCONSIN ENERGY CORPORATION


                                   By:  /s/ RICHARD A. ABDOO
                                        ---------------------
                                        Richard A. Abdoo, Chairman of the Board,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Richard A. Abdoo and Paul Donovan, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.*

Signature and Title
-------------------


                 /s/ RICHARD A. ABDOO                                                  /s/ BARBARA L. BOWLES
----------------------------------------------------                    ---------------------------------------------------
       Richard A. Abdoo, Chairman of the Board,                                      Barbara L. Bowles, Director
         President and Chief Executive Officer
      (Principal Executive Officer and Director)                                         /s/ ROBERT A. CORNOG
                                                                        ---------------------------------------------------
                   /s/ PAUL DONOVAN                                                   Robert A. Cornog, Director
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        Paul Donovan, Senior Vice President                                             /s/ WILLIE D. DAVIS
            and Chief Financial Officer                                 ---------------------------------------------------
           (Principal Financial Officer)                                               Willie D. Davis, Director

                /s/ STEPHEN P. DICKSON                                                   /s/ RICHARD R. GRIGG
-----------------------------------------------------                   ---------------------------------------------------
            Stephen P. Dickson, Controller                                            Richard R. Grigg, Director
            (Principal Accounting Officer)
                                                                                    /s/ FREDERICK P. STRATTON, JR.
                  /s/ JOHN F. AHEARNE                                   ---------------------------------------------------
---------------------------------------------------                              Frederick P. Stratton, Jr., Director
               John F. Ahearne, Director
                                                                                       /s/ GEORGE E. WARDEBERG
                 /s/ JOHN F. BERGSTROM                                  ---------------------------------------------------
---------------------------------------------------                                  George E. Wardeberg, Director
              John F. Bergstrom, Director

__________________

* Each of the above signatures is affixed as of July 10, 2000.

                          WISCONSIN ENERGY CORPORATION
                               (the "registrant")
                          Commission File No. 001-09057

                                  EXHIBIT INDEX
                                       TO
                           S-8 REGISTRATION STATEMENT


                                                                          Incorporated herein by
  Exhibit No.                       Description                                 reference to           Filed herewith
  -----------                       -----------                                 ------------           --------------
4.1               Restated Articles of Incorporation of registrant        Exhibit (3)-1 to the
                                                                          registrant's 6/30/95
                                                                          10-Q

4.2               Bylaws of registrant                                    Exhibit 3.1 to the
                                                                          registrant's 3/31/00
                                                                          10-Q

4.3               1993 Omnibus Stock Incentive Plan adopted by            Exhibit 10.10 to the
                  the board of directors on December 15, 1993,            registrant's 12/31/98
                  approved by shareholders at the Annual Meeting          10-K
                  of Stockholders held on May 11, 1994, and
                  amended by the board of directors on May 19,
                  1998, offering performance-based incentives and
                  other equity interests in Wisconsin Energy
                  Corporation to directors, officers and other
                  key employees

4.4               Forms of Stock Option Agreements under 1993             Exhibit (10)-5 to the
                  Omnibus Stock Incentive Plan                            registrant's 12/31/95
                                                                          10-K

4.5               1998 Revised forms of award agreements under            Exhibit 10.11 to the
                  1993 Omnibus Stock Incentive Plan, as amended,          registrant's 12/31/98
                  for non-qualified stock option awards to                10-K
                  non-employee directors, restricted stock
                  awards, incentive stock option awards and
                  non-qualified stock option awards

4.6(a)            Updated form of Incentive Stock Option                  Exhibit 10.1(a) to the
                  Agreement under 1993 Omnibus Stock Incentive            registrant's 3/31/00
                  Plan, as amended                                        10-Q

4.6(b)            Updated form of Non-Qualified Stock Option              Exhibit 10.1(b) to the
                  Agreement under 1993 Omnibus Stock Incentive            registrant's 3/31/00
                  Plan, as amended                                        10-Q

5                 Opinion of Quarles & Brady LLP as to the                                                    X
                  legality of the securities being registered (to
                  the extent such securities may be original
                  issuance or treasury shares as opposed to
                  market purchase shares)

                                                                          Incorporated herein by
  Exhibit No.                       Description                                 reference to           Filed herewith
  -----------                       -----------                                 ------------           --------------
23.1              Consent of PricewaterhouseCoopers LLP                                                       X

23.2              Consent of Quarles & Brady LLP                                                         Contained in
                                                                                                          Exhibit 5

23.3              Consent of Arthur Andersen LLP                                                              X

24                Power of Attorney                                                                     Contained in
                                                                                                        registrant's
                                                                                                       Signatures page

                                      EI-2